MTI MICROFUEL CELLS INC.

SECURED CONVERTIBLE PROMISSORY NOTE
NEGOTIATED CONVERSION AGREEMENT

     This Secured Convertible Promissory Note Negotiated Conversion Agreement (this “Agreement”) is made as of December 9, 2009 (the “Effective Date”) by and among MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”) and each of the “Purchasers” listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”), and effects the Negotiated Conversion pursuant to Section 2(a)(ii) of those certain Secured Convertible Promissory Notes, as amended (the “Notes”), issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated as of September 18, 2008 and amended February 20, 2009 and April 15, 2009 (the “Purchase Agreement”) between the Company and the Purchasers.

     WHEREAS, the Company has issued Notes in the aggregate principal amount of $3,556,866, and warrants exercisable for equity securities of the Company (the “Warrants”), to the Purchasers pursuant to the Purchase Agreement, which Notes are secured by all of the assets of the Company in accordance with the provisions of that certain Security Agreement, dated as of September 18, 2008 and amended February 20, 2009 and April 15, 2009 (the “Security Agreement”) between the Company and the Purchasers;

     WHEREAS, pursuant to Section 2(a)(ii) of the Notes, all principal and accrued interest outstanding under all of the Notes shall be converted into equity securities of the Company (“Equity Securities”) based upon a Company valuation and on such terms to be agreed upon by the Company and the holders of a majority in interest of the Notes within thirty (30) days following the date upon which the aggregate principal amount under all the Notes equals or exceeds $3,500,000, which valuation and terms shall be negotiated in good faith by the Company and a majority in interest of the Notes (a “Negotiated Conversion”);

     WHEREAS, the Company and the Purchasers have agreed upon the terms of the Negotiated Conversion pursuant to which all principal and accrued interest held by each Purchaser under the Note(s) held thereby shall be converted into a number of shares of Common Stock of the Company calculated as follows (the “Negotiated Conversion Calculation”):

X	=	Y
Negotiated Conversion Price

Where:

X = the number of shares of Common Stock issuable upon conversion of principal and accrued interest outstanding under the Note(s) held by a Purchaser, rounded down to the nearest whole share, and with each Purchaser waiving cash payment with respect to unissued fractional shares (not to exceed $0.070)

Y=the aggregate principal and accrued interest outstanding under the Note(s) held by a Purchaser

Negotiated Conversion Price=A/B, rounded to the nearest 1/100 of a cent ($0.001)

A=$4,644,989 (the deemed valuation of the Company, calculated as approximately 75% of the deemed valuation of Mechanical Technology Incorporated (“MTI”), based on MTI’s 30 day average trading price, as of the close of trading on December 4, 2009)

B=65,558,616 (the number of issued and outstanding shares in the Company)

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to Agreement agree as follows:

     1. Consummation of Negotiated Conversion.

          a. Immediately upon the execution of this Agreement by the Company and Purchasers holding a majority in interest of the Notes, the Negotiated Conversion of all the outstanding principal and accrued interest under the Notes shall be consummated in accordance with the terms of the Notes and the Negotiated Conversion Calculation set forth above, and the Company shall issue to the Purchasers such number of shares of the Company’s Common Stock as set forth on Exhibit A attached hereto in full satisfaction of all principal and accrued interest outstanding under the Notes.

          b. Upon consummation of the Negotiated Conversion, all Notes shall be satisfied in full and each Purchaser shall surrender all Notes held thereby, duly endorsed, at the principal offices of the Company as required pursuant to Section 2(b) of the Notes.

          c. As soon as practicable following surrender of a Purchaser’s Note(s), the Company shall issue and deliver to such Purchaser a certificate or certificates for the number of shares to which such Purchaser is entitled upon the Negotiated Conversion.

          d. Upon consummation of the Negotiated Conversion of the Notes, the Company will be forever released from all its obligations and liabilities under the Notes, the Purchase Agreement and the Security Agreement.

     2. Termination of Security Interest. Immediately upon the consummation of the Negotiated Conversion, the security interest granted under the Security Agreement shall terminate and all rights to the Collateral (as defined therein) shall revert to the Company, and each Purchaser agrees to authenticate and deliver to the Company such documents as the Company may reasonably request to evidence such termination.

     3. Purchaser Warrants. Upon consummation of the Negotiated Conversion and in accordance with Section 1 of the Warrants, the Warrant(s) issued to each Purchaser under the Purchase Agreement shall be exercisable for up to the number of shares of Company Common Stock equal to (x) 10% of such Purchaser’s aggregate original principal amount of the Note(s) issued thereto, divided by (y) the Negotiated Conversion Price, rounded down to the nearest whole share, at a per share purchase price equal to the Negotiated Conversion Price per share rounded to the nearest 1/100 of a cent ($0.001), as set forth on Exhibit A hereto.

     4. Company Stockholder Warrants; Waiver of Adjustment and Notice. The Company and each of the Purchasers further agree and acknowledge that, as an incentive for the Company to agree to the terms of the Negotiated Conversion set forth herein, the Company shall issue to each current Company stockholder (including MTI), without consideration and immediately prior to the consummation of the Negotiated Conversion, a warrant (“Company Warrant”) exercisable after one (1) year for up to 50% of the aggregate number of shares of Common Stock each such Company stockholder currently holds in the Company, at $0.070 per share and with a term of seven (7) years, in substantially the form attached hereto as Exhibit B. Each Purchaser hereby waives (i) any adjustments to the number of shares issuable upon exercise of, or exercise price of, the Warrants held thereby in connection with the issuance of the Company Warrants, and (ii) any notice requirements under the Warrants with respect to the issuance of the Company Warrants.

     5. Reattribution of Company Tax Attributes to MTI. The Purchasers agree that MTI may, in its sole discretion, for federal (and any pertinent state) income tax purposes, elect to reattribute from the Company to MTI the maximum amount of the Company's tax attributes (including net operating loss carryovers) permitted by Section 1.1502-36(d) of the Treasury Regulations.

     6. Miscellaneous.

          (a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (b) Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof, respectively, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]

      The parties have executed this Secured Convertible Promissory Note Negotiated Conversion Agreement as of the Effective Date.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ PENG K. LIM
Peng K. Lim, Chief Executive Officer

PURCHASERS:

MECHANICAL TECHNOLOGY INCORPORATED

/s/ PENG K. LIM
Peng K. Lim, Chief Executive Officer

WALTER L. ROBB

/s/ WALTER L. ROBB
Walter L. Robb

COUNTER POINT VENTURES FUND II, LP

/s/ WALTER L. ROBB
Walter L. Robb, General Partner

PENG K. LIM

/s/ PENG K. LIM
Signatory Name

JAMES K. PRUEITT

/s/ JAMES K. PRUEITT
Signatory Name

LISA STERNLICHT

/s/ LISA STERNLICHT
Signatory Name

EXHIBIT A

NEGOTIATED CONVERSION

Name and Address of Purchaser	Aggregate Principal and	Number of Shares of	Number of Shares of
	Accrued Interest Under	Company Common Stock	Company Common Stock
	All Notes Held By	Issuable Upon Negotiated	Issuable Upon Exercise of
	Purchaser*	Conversion	Warrants

Dr. Walter L. Robb, General Partner	$562,083	8,029,761	50,000
c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Facsimile: (518) 782-0030

Counter Point Ventures Fund II, LP	$2,451,422	35,020,317	225,000
Dr. Walter L. Robb, General Partner
c/o Vantage Management, Inc.
3000 Troy Schenectady Road
Facsimile: (518) 782-0030

Mechanical Technology Incorporated	$786,917	11,241,666	70,000
431 New Karner Road
Albany, NY 12205

Peng K. Lim	$52,749**	753,558	5,275
c/o Mechanical Technology Inc.
431 New Karner Road
Albany, NY 12205

James K. Prueitt	$4,116**	58,806	412
c/o Mechanical Technology Inc.
431 New Karner Road
Albany, NY 12205

Lisa Sternlicht	$53,222	760,317	5,000

TOTAL:	$3,910,510	55,864,425	355,687

     *Interest accrued through December 8, 2009.
     **Represents Deferred Salary converted into Note principal, and accrued interest thereon, net of taxes.

EXHIBIT B

FORM OF COMPANY WARRANT